Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner Vice President, Investor Relations (908) 277-8065

Media Relations:	Scott T. Lowry Vice President and Treasurer (908) 277-8365

BARD ANNOUNCES FOURTH QUARTER RESULTS

MURRAY HILL, NJ -- (January 29, 2015) -- C. R. Bard, Inc. (NYSE: BCR) today reported 2014 fourth quarter financial results. Fourth quarter 2014 net sales were $867.2 million, an increase of 10 percent over the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, fourth quarter 2014 net sales increased 11 percent over the prior-year period.

For the fourth quarter 2014, net sales in the U.S. were $591.6 million and net sales outside the U.S. were $275.6 million, an increase of 14 percent and 1 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, fourth quarter 2014 net sales outside the U.S. increased 5 percent over the prior-year period.

Net sales for the full year 2014 were $3,323.6 million, an increase of 9 percent over the prior-year period on both an as-reported and constant currency basis.

For the fourth quarter 2014, net income was $134.2 million and diluted earnings per share were $1.72. Adjusting for certain items that affect comparability between periods as detailed in the tables below, fourth quarter 2014 net income was $158.9 million and diluted earnings per share, after adjusting for certain items that affect comparability between periods and excluding amortization of intangibles, were $2.29, an increase of 39 percent and 40 percent, respectively, as compared to fourth quarter 2013 results.

For the full year 2014, net income was $294.5 million and diluted earnings per share were $3.76. Adjusting for certain items that affect comparability between periods, full year 2014 net income was $586.0 million and diluted earnings per share, after adjusting for certain items that affect comparability between periods and excluding amortization of intangibles, were $8.40, an increase of 23 percent and 29 percent, respectively, as compared to full year 2013 results.

Timothy M. Ring, chairman and chief executive officer, commented, “Two years ago we announced a strategic investment plan with the objective to shift the mix of the portfolio to faster growth through investments in emerging markets and new product development. We said at the time that we expected the early returns from those investments to begin in the back half of 2014. We are pleased with the performance of our investment plan so far, as we delivered accelerating organic revenue growth throughout 2014. We remain focused on executing our plan with the objective of improving the long-term growth profile of the company in a profitable manner that adds value for shareholders.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our September 30, 2014 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$867,200	$791,300	$3,323,600	$3,049,500
Costs and expenses:

Cost of goods sold	319,500	310,600	1,258,600	1,194,400
Marketing, selling and administrative expense	257,500	253,700	981,500	920,300
Research and development expense	79,200	70,900	302,000	295,700
Interest expense	11,200	11,300	44,800	45,000
Other (income) expense, net	25,100	(957,900)	290,900	(619,300)

Total costs and expenses	692,500	(311,400)	2,877,800	1,836,100

Income from operations before income taxes	174,700	1,102,700	445,800	1,213,400

Income tax provision	40,500	435,200	151,300	523,600

Net income	$134,200	$667,500	$294,500	$689,800

Basic earnings per share available to common shareholders	$1.76	$8.45	$3.83	$8.54

Diluted earnings per share available to common shareholders	$1.72	$8.28	$3.76	$8.39

Wt. avg. common shares outstanding - basic	75,100	77,600	75,600	79,300

Wt. avg. common and common equivalent shares outstanding - diluted	76,600	79,200	77,100	80,700

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended December 31,				Twelve Months Ended December 31,
	2014	2013	Change	Constant Currency	2014	2013	Change	Constant Currency
Vascular	$244,600	$204,700	19%	22%	$928,300	$830,000	12%	12%
Urology	217,800	202,400	8%	9%	835,900	776,600	8%	8%
Oncology	237,500	220,400	8%	9%	910,900	857,100	6%	7%
Surgical Specialties	145,000	140,600	3%	4%	555,100	499,000	11%	12%
Other	22,300	23,200	-4%	-3%	93,400	86,800	8%	7%

Net sales	$867,200	$791,300	10%		$3,323,600	$3,049,500	9%

Foreign exchange impact		(10,300)				(4,000)

Constant Currency	$867,200	$781,000		11%	$3,323,600	$3,045,500		9%

Non-GAAP Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended December 31, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$319.5	$257.5	$79.2	$25.1	$40.5	$134.2	$1.72
Items that affect comparability of results between periods:
Acquisition-related items	0.3	-	(7.7)	(0.1)	(0.1)	7.6
Medical device excise tax	-	3.5	-	-	(1.2)	(2.3)
Litigation charges	-	-	-	(12.7)	0.2	12.5
Restructuring and productivity initiative costs	-	-	-	(10.1)	3.2	6.9

Total	0.3	3.5	(7.7)	(22.9)	2.1	24.7	0.32

Adjusted Basis	$319.8	$261.0	$71.5	$2.2	$42.6	$158.9

Amortization of intangible assets	$29.1				$9.8	$19.3	0.25

Adjusted Earnings						$178.2	$2.29

	Quarter Ended December 31, 2013 (1)
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$310.6	$253.7	$70.9	$(957.9)	$435.2	$667.5	$8.28
Items that affect comparability of results between periods:
Acquisition-related items	(0.5)	(1.8)	(0.5)	(11.2)	4.4	9.6
Gore proceeds	-	-	-	894.3	(336.9)	(557.4)
Gain on sale of electrophysiology division	-	-	-	213.0	(94.5)	(118.5)
Litigation charges, net	-	-	-	(109.8)	16.4	93.4
Contribution to C.R. Bard Foundation, Inc.	-	-	-	(22.5)	8.4	14.1
Divestiture-related charges	-	-	-	(7.8)	1.8	6.0

Total	(0.5)	(1.8)	(0.5)	956.0	(400.4)	(552.8)	(6.86)

Adjusted Basis	$310.1	$251.9	$70.4	$(1.9)	$34.8	$114.7

Amortization of intangible assets	$25.3				$8.4	$16.9	0.21

Adjusted Earnings						$131.6	$1.63

	Twelve Months Ended December 31, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,258.6	$981.5	$302.0	$290.9	$151.3	$294.5	$3.76
Items that affect comparability of results between periods:
Acquisition-related items	1.4	(0.7)	(30.3)	(2.3)	1.4	30.5
Medical device excise tax	-	3.5	-	-	(1.2)	(2.3)
Asset impairment	-	-	(6.2)	-	2.3	3.9
Litigation charges, net	-	-	-	(288.6)	21.4	267.2
Restructuring and productivity initiative costs	-	-	-	(11.8)	3.8	8.0
Gain on sale of investment	-	-	-	7.1	(2.2)	(4.9)
Tax item	-	-	-	-	10.9	(10.9)

Total	1.4	2.8	(36.5)	(295.6)	36.4	291.5	3.72

Adjusted Basis	$1,260.0	$984.3	$265.5	$(4.7)	$187.7	$586.0

Amortization of intangible assets	$108.8				$36.4	$72.4	0.92

Adjusted Earnings						$658.4	$8.40

	Twelve Months Ended December 31, 2013 (1)
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,194.4	$920.3	$295.7	$(619.3)	$523.6	$689.8	$8.39
Items that affect comparability of results between periods:
Acquisition-related items	(1.1)	(6.2)	(31.7)	(11.3)	15.4	34.9
Asset impairments	(2.5)	-	(3.4)	(6.4)	2.8	9.5
Gore proceeds	-	-	-	894.3	(336.9)	(557.4)
Litigation charges, net	-	-	-	(428.0)	34.5	393.5
Gain on sale of electrophysiology division	-	-	-	213.0	(94.5)	(118.5)
Contribution to C.R. Bard Foundation, Inc.	-	-	-	(22.5)	8.4	14.1
Divestiture-related charges	-	-	-	(17.5)	5.3	12.2
Restructuring	-	-	-	1.4	(0.4)	(1.0)
Tax item	-	-	-	-	2.2	(2.2)

Total	(3.6)	(6.2)	(35.1)	623.0	(363.2)	(214.9)	(2.61)

Adjusted Basis	$1,190.8	$914.1	$260.6	$3.7	$160.4	$474.9

Amortization of intangible assets	$89.5				$29.3	$60.2	0.73

Adjusted Earnings						$535.1	$6.51

(1) Beginning in 2014, amortization of intangible assets is included as an item that affects comparability of adjusted earnings between periods. Prior year amounts have been conformed to current year presentation.

Notes to Non-GAAP Reconciliation of Earnings

•	For the fourth quarter 2014, the following items affected the comparability of results between periods: (i) net charges of $7.5 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) a credit of $3.5 million pre-tax related to the excise tax paid on U.S. medical device sales in 2013 associated with an agreement reached with the IRS during 2014; (iii) charges of $12.7 million pre-tax for litigation-related defense costs in connection with the District Court’s pre-trial orders that the company prepare 500 individual cases for trial (the “WHP Pre-Trial Orders”); and (iv) charges of $10.1 million pre-tax for restructuring and productivity initiatives. The net effect of these items decreased net income by $24.7 million, or $0.32 diluted earnings per share available to common shareholders. Amortization of intangible assets was $29.1 million pre-tax, which decreased net income on an adjusted basis by $19.3 million, or $0.25 diluted earnings per share available to common shareholders.

•	For the fourth quarter 2013, the following items affected the comparability of results between periods: (i) charges of $14.0 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) a gain of $894.3 million pre-tax related to a patent infringement judgment against W.L. Gore & Associates Inc.; (iii) a gain of $213.0 million pre-tax related to the sale of the electrophysiology division; (iv) charges of $109.8 million pre-tax related to estimated costs for product liability matters, net of recoveries, and other litigation matters; (v) a charge of $22.5 million pre-tax related to a contribution to the C. R. Bard Foundation, Inc.; and (vi) charges of $7.8 million pre-tax for divestiture-related costs. The net effect of these items increased net income by $552.8 million, or $6.86 diluted earnings per share available to common shareholders. Amortization of intangible assets was $25.3 million pre-tax, which decreased net income on an adjusted basis by $16.9 million, or $0.21 diluted earnings per share available to common shareholders.

•	For the twelve months ended December 31, 2014, the following items affected the comparability of results between periods: (i) net charges of $31.9 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) a credit of $3.5 million pre-tax related to the excise tax paid on U.S. medical device sales in 2013 associated with an agreement reached with the IRS during 2014; (iii) a charge of $6.2 million pre-tax related to an asset impairment; (iv) charges of $288.6 million pre-tax related to estimated costs for product liability matters, net of recoveries, which includes $30.1 million of litigation-related defense costs in connection with the WHP Pre-Trial Orders; (v) charges of $11.8 million pre-tax for restructuring and productivity initiatives; (vi) a gain of $7.1 million pre-tax related to the sale of an equity investment; and (vii) a decrease of $10.9 million in the income tax provision associated with the completion of IRS examinations for the tax years 2008 through 2010. The net effect of these items decreased net income by $291.5 million, or $3.72 diluted earnings per share available to common shareholders. Amortization of intangible assets was $108.8 million pre-tax, which decreased net income on an adjusted basis by $72.4 million, or $0.92 diluted earnings per share available to common shareholders.

•	For the twelve months ended December 31, 2013, the following items affected the comparability of results between periods: (i) charges of $50.3 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $12.3 million pre-tax related to asset impairments; (iii) a gain of $894.3 million pre-tax related to a patent infringement judgment against W.L. Gore & Associates Inc.; (iv) charges of $428.0 million pre-tax related to estimated costs for product liability matters, net of recoveries, and other litigation matters; (v) a gain of $213.0 million pre-tax related to the sale of the electrophysiology division; (vi) a charge of $22.5 million pre-tax related to a contribution to the C. R. Bard Foundation, Inc.; (vii) charges of $17.5 million pre-tax for divestiture-related costs; (viii) a reversal of $1.4 million pre-tax of restructuring costs; and (ix) a decrease of $2.2 million in the income tax provision associated with the remeasurement of an uncertain tax position as a result of a legal settlement. The net effect of these items increased net income by $214.9 million, or $2.61 diluted earnings per share available to common shareholders. Amortization of intangible assets was $89.5 million pre-tax, which decreased net income on an adjusted basis by $60.2 million, or $0.73 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding the impact of acquisition-related items and asset impairments; (2) marketing, selling and administrative expense excluding charges for acquisition-related items and a credit related to the excise tax paid on U.S. medical device sales in 2013 associated with an agreement reached with the IRS during 2014; (3) research and development expense excluding charges for acquisition-related items and asset impairments; (4) other (income) expense, net, excluding acquisition-related items, asset impairments, Gore proceeds, litigation charges net of recoveries (which includes litigation-related defense costs in connection with the WHP Pre-Trial Orders), gain on sale of electrophysiology division, a C. R. Bard Foundation, Inc. contribution, divestiture-related charges, restructuring and productivity initiative costs, net, and gain on sale of investment; (5) income tax provision excluding a decrease associated with the completion of certain IRS examinations, a decrease associated with the remeasurement of an uncertain tax position as a result of a legal settlement and the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above and amortization of intangible assets.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Earnings per Share Numerator: GAAP Basis - basic and diluted
Net income	$134,200	$667,500	$294,500	$689,800
Less: Income allocated to participating securities (1)	2,200	11,500	4,800	12,500

Net income available to common shareholders	$132,000	$656,000	$289,700	$677,300

Earnings per Share Numerator: Adjusted Earnings
Net income	$178,200	$131,600	$658,400	$535,100
Less: Income allocated to participating securities (1)	2,800	2,400	10,900	9,700

Net income available to common shareholders	$175,400	$129,200	$647,500	$525,400

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	75,100	77,600	75,600	79,300
Wt. avg. common and common equivalent shares outstanding - diluted	76,600	79,200	77,100	80,700

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.76	$8.45	$3.83	$8.54

Diluted earnings per share available to common shareholders	$1.72	$8.28	$3.76	$8.39

Earnings per Share: Adjusted Earnings
Diluted earnings per share available to common shareholders	$2.29	$1.63	$8.40	$6.51

(1) Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income less income allocated to participating securities.